Exhibit 99.1

BioTime, Inc.

BIOTIME, INC. REPORTS PEER-REVIEWED SCIENTIFIC PUBLICATION ON THE REVERSAL OF THE DEVELOPMENTAL AGING OF NORMAL HUMAN CELLS

Paper and related patent filings are a strategic step forward in the development of the Company’s ReCyte™ iPS technology

ALAMEDA, CA, March 16, 2010 – BioTime, Inc. (NYSE Amex: BTIM), a biotechnology company that develops and markets products in the field of stem cells and regenerative medicine, today announced the publication of a scientific paper titled “Spontaneous Reversal of Developmental Aging in Normal Human Cells Following Transcriptional Reprogramming.” The article was released online today in the peer-reviewed journal Regenerative Medicine in advance of the print publication. The demonstration that the aging of human cells can be reversed may have significant implications for the development of new classes of cell-based therapies targeting age-related degenerative disease.  The on-line version of the article can be found at http://www.futuremedicine.com/doi/abs/10.2217/rme.10.21.

In the article, BioTime and its collaborators demonstrate the successful reversal of the developmental aging of normal human cells. Using precise genetic modifications, normal human cells were induced to reverse both the “clock” of differentiation (the process by which an embryonic stem cell becomes the many specialized differentiated cell types of the body), and the “clock” of cellular aging (telomere length). As a result, aged differentiated cells became young stem cells capable of regeneration.

The paper sheds light on the recent controversy over the aged status of induced pluripotent stem (iPS) cells.  iPS cell technology has excited the scientific community because it has been demonstrated to be a method of transforming adult human cells back to a state very similar to embryonic stem cells (reversing the process of development) without the use of human embryos.  However, recent reports have suggested that iPS cells, though very similar to embryonic stem cells in many respects, may not have the normal replicative potential of embryonic stem cells (that is, the iPS cells may be prematurely old).   This problem has been called “the Achilles heel of iPS cell technology.”  BioTime scientists and their collaborators show in this paper that many iPS cell lines currently being circulated in the scientific community have short telomeres, meaning that their clock of cellular aging is still set at the age of relatively old cells. However, among these prematurely old cells, other cells can be found with sufficient levels of telomerase (a protein that keeps reproductive cells young) that allow these cells to reverse cellular aging all the way back to the very beginning of the human life cycle.

The research reported in this paper is part of BioTime's broader research strategy to advance the capabilities of the company’s proprietary ReCyte technology. ReCyte is being developed as a means of implementing iPS technology on an industrial scale. The study published today intentionally used older viral-based means of introducing genes.  Therefore, BioTime plans further studies of cellular aging reversal using its proprietary ReCyte technology. BioTime has filed new patent applications on methods used in the paper to reverse the developmental aging of cells and the use of transcriptional reprogramming to produce young cells of many types for use in regenerating tissues affected by aging.

“This is just the beginning of some really fascinating new possibilities for intervening in age-related disease,” said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime, Inc.  “We believe that these technologies will have a significant impact on the future of medicine. However, it is important to underscore that much work needs to be done to translate these findings into safe and efficacious therapies.”

“At the National Institute on Aging, we reviewed many proposals from leading gerontologists seeking means to understand and intervene in the biology of aging,” said Robert N. Butler, M.D., Founding Director of the National Institute on Aging, now President of the International Longevity Center, and Board member of BioTime. “These are just the type of basic discoveries that if funded on a larger scale, could help us ward off the enormous wave of health care expenditures coming our way as a result of the aging baby boom population.”

Background

Regenerative medicine refers to the development and use of therapies based on human embryonic stem (hES) cell or induced pluripotent stem (iPS) cell technology.  These therapies will be designed to regenerate tissues afflicted by degenerative diseases.  The great scientific and public interest in regenerative medicine lies in the potential of hES and iPS cells to become all of the cell types of the human body.  Many scientists therefore believe that hES and iPS cells have considerable potential as sources of new therapies for a host of currently incurable diseases such as diabetes, Parkinson’s disease, heart failure, arthritis, muscular dystrophy, spinal cord injury, macular degeneration, hearing loss, liver failure, and many other disorders where cells and tissues become dysfunctional and need to be replaced.

Since human embryonic stem cells are derived from discarded human embryos created in the process of in vitro fertilization (IVF), their use in research has been controversial.  However, induced pluripotent (iPS) stem cells can be created using noncontroversial adult cells, such as skin cells, rather than embryonic cells.  The alteration of specific genes in adult cells allows them to be transformed into iPS cells that are very similar to hES cells.

BioTime plans to eventually utilize these technologies for human therapeutic applications.  However, the technologies reported in BioTime’s scientific article are early stage research findings. Cell-based therapeutics require years of extensive preclinical testing and development prior to being used in an effort to treat humans.

Where More Information Can Be Found

The article is published online at http://www.futuremedicine.com/doi/abs/10.2217/rme.10.21.  The authors of the article include: Dr. Homayoun Vaziri, Andriana Guigova, and Jonathan Teichroeb of the Ontario Cancer Institute; Ilyas Singec and Evan Snyder of the Burnham Institute for Medical Research; David Larocca of Mandala Biosciences, LLC; Laura Briggs, Jessica Wheeler, and William H. Andrews of Sierra Biosciences; Rodolfo Gonzales of the Scripps Research Institute; and Karen B. Chapman, Markus D. Lacher, Hal Sternberg, Walter D. Funk, and Michael D. West from BioTime, Inc.

Additional information about the use of BioTime’s stem cell technology is available at www.biotimeinc.com.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer. BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer through its subsidiary BioTime Asia. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications.  BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime	Hilsinger.Mendelson East
Judith Segall	Sandi Mendelson
jsegall@biotimemail.com	smendelson@hmieast.com
510-521-3390, ext 301	212-725-7707

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